SECURITIES AND EXCHANGE COMMISSION

WASHINGTON D.C. 20549

FORM 8-K

CURRENT REPORT

PURSUANT TO SECTION 13 OR 15(d) OF THE

SECURITIES EXCHANGE ACT OF 1934

Date of Report (Date of earliest event reported): May 19, 2004

MICROSTRATEGY INCORPORATED

(Exact Name of Registrant as Specified in Charter)

Delaware	0-24435	51-0323571
(State or Other Jurisdiction of Incorporation)	(Commission File Numbers)	(I.R.S. Employer Identification No.)

1861 International Drive McLean, Virginia	22102
(Address of Principal Executive Offices)	(Zip Code)

Registrant’s telephone number, including area code: (703) 848-8600

(Former Name or Former Address, if Changed Since Last Report)

Item 5. Other Events and Regulation FD Disclosure.

On May 19, 2004, MicroStrategy Incorporated (the “Company”) and its wholly-owned domestic subsidiaries (collectively, the “Borrowers”) entered into a renewal of their secured credit facility with Bank of America, N.A. (the “Renewed Facility”). The Renewed Facility consists of a $15 million revolving line of credit and includes a letter of credit sub-limit of $10 million. Loans under the Renewed Facility will bear interest at a variable rate based on LIBOR plus a margin, or the Bank’s prime rate, at the Company’s selection. The Renewed Facility is secured against substantially all of the assets of the Borrowers.

The terms of the Renewed Facility are more fully set forth in an Amended and Restated Secured Credit Agreement and a Modification of Security Agreement attached hereto as Exhibit 10.1 and Exhibit 10.2, respectively, and incorporated herein by reference.

Item 7. Financial Statements and Exhibits.

(c)	Exhibits

Exhibit	Document
10.1	Amended and Restated Secured Credit Agreement, dated May 19, 2004, by and between MicroStrategy Incorporated, MicroStrategy Services Corporation, MicroStrategy Management Corporation, MicroStrategy Administration Corporation and Strategy.com Incorporated; and Bank of America, N.A.

10.2	Modification of Security Agreement, dated May 19, 2004, by and between MicroStrategy Incorporated, MicroStrategy Services Corporation, MicroStrategy Management Corporation, MicroStrategy Administration Corporation and Strategy.com Incorporated; and Bank of America, N.A.

SIGNATURE

Pursuant to the requirements of the Securities Exchange Act of 1934, the Registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

Date: May 24, 2004	MicroStrategy Incorporated (Registrant)

	By:	/s/ Eric F. Brown
	Name:	Eric F. Brown
	Title:	President and Chief Financial Officer

Exhibit Index

Exhibit	Description
10.1	Amended and Restated Secured Credit Agreement, dated May 19, 2004, by and between MicroStrategy Incorporated, MicroStrategy Services Corporation, MicroStrategy Management Corporation, MicroStrategy Administration Corporation and Strategy.com Incorporated; and Bank of America, N.A.

10.2	Modification of Security Agreement, dated May 19, 2004, by and between MicroStrategy Incorporated, MicroStrategy Services Corporation, MicroStrategy Management Corporation, MicroStrategy Administration Corporation and Strategy.com Incorporated; and Bank of America, N.A.